UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2014

C. R. Bard, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	001-6926	22-1454160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of principal executive offices)	(Zip Code)

(908) 277-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 18, 2014, C. R. Bard, Inc. (the “Company”), JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other banks and financial institutions entered into Amendment No. 2 (the “Amendment”) to that certain Credit Agreement dated as of October 12, 2011 (as amended, the “Credit Agreement”).

The Amendment extends the commitment termination date from September 26, 2018 until November 18, 2019.

In the ordinary course of their respective businesses, one or more of the lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services for which they received, or will receive, customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.

Date: November 21, 2014	By:	/s/ Richard C. Rosenzweig
		Name:	Richard C. Rosenzweig
		Title:	Vice President, Law and Assistant Secretary

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